UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D. C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): September 2, 2021

ASHLAND GLOBAL HOLDINGS INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)
333-211719	81-2587835
(Commission File Number)	(I.R.S. Employer Identification No.)

8145 Blazer Drive
Wilmington, DE 19808
(Address of Principal executive offices)
(Zip Code)

(302) 995-3000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock (par value $.01)	ASH	NYSE

Item 1.01.	Entry into a Material Definitive Agreement.

On September 2, 2021, Ashland Global Holdings Inc. (“Ashland”) entered into an uncollared accelerated share repurchase agreement (the “ASR Agreement”) with JPMorgan Chase Bank, National Association (“JPM”) to repurchase an aggregate of $450 million of Ashland’s common stock (the “Repurchase”).  The Repurchase is part of Ashland’s $1 billion stock repurchase authorization approved in fiscal 2018 of which $800 million is outstanding prior to giving effect to the Repurchase.

Under the terms of the ASR Agreement, Ashland will make a $450 million payment to JPM and receive from JPM an initial delivery of approximately 3.9 million shares of Ashland’s common stock, based on current market prices.  The final number of shares to be repurchased will be based on the volume-weighted average stock price of Ashland’s common stock during the term of the transaction, less a discount and subject to adjustments pursuant to the terms and conditions of the ASR Agreement.  At settlement, under certain circumstances, JPM may be required to deliver additional shares of common stock to Ashland, or under certain circumstances, Ashland may be required to deliver shares of common stock or to make a cash payment, at its election, to JPM.  The ASR Agreement is scheduled to terminate no later than March 31, 2022 but may be terminated early in certain circumstances.

The ASR Agreement contains customary terms for these types of transactions, including, but not limited to, the mechanisms to determine the number of shares or the amount of cash that will be delivered at settlement, the required timing of delivery of the shares, the specific circumstances under which adjustments may be made to the transactions, the specific circumstances under which the transactions may be terminated prior to its scheduled maturity, the specific circumstances under which the transactions may be subject to postponements or extensions and various acknowledgements, representations and warranties made by Ashland and JPM, as applicable, to one another.

From time to time, JPM and/or its affiliates have directly and indirectly engaged, and may engage in the future, in investment and/or commercial banking transactions with Ashland for which they have received, or may receive, customary compensation, fees and expense reimbursement.

The foregoing description of the ASR Agreement does not purport to be complete and is qualified in its entirety by reference to the ASR Agreement, a copy of which is attached as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits
Exhibit Number	Description of Exhibit

10.1	Master Confirmation - Uncollared Accelerated Share Repurchase, dated September 2, 2021, between Ashland Global Holdings Inc. and JPMorgan Chase Bank, National Association
104	Cover Page Interactive Data File (embedded within the Inline XBRL Document).

Forward-Looking Statements
This report contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended.  Ashland has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology.  Ashland may from time to time make forward-looking statements in its annual reports, quarterly reports and other filings with the U.S. Securities and Exchange Commission (the “SEC”), news releases and other written and oral communications.  These forward-looking statements are based on Ashland’s expectations and assumptions, as of the date such statements are made, regarding Ashland’s future operating performance, financial condition, and expected effects of the COVID-19 pandemic on Ashland’s business, as well as the economy and other future events or circumstances.  These statements include, but may not be limited to, statements about the stock repurchase programs, including the expected completion dates and dollar amounts of the repurchase.  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward-looking statements, including Ashland’s ability to generate sufficient cash to finance its stock repurchase program, any delay in the receipt of regulatory approvals for the sale of the performance adhesives business and or delay in the satisfaction of other closing conditions.  The extent and duration of the COVID-19 pandemic on our business and operations is uncertain.  Factors that will influence the impact on our business and operations include, without limitation, risks and uncertainties affecting Ashland that are described in its most recent Form 10-K (including Item 1A Risk Factors) filed with the SEC, which is available on Ashland’s website at http://investor.ashland.com or on the SEC’s website at http://www.sec.gov.  Ashland believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved.  Unless legally required, Ashland undertakes no obligation to update any forward-looking statements made in this report whether because of new information, future events or otherwise.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ASHLAND GLOBAL HOLDINGS INC.
(Registrant)
Date: September 7, 2021

/s/ J. Kevin Willis
	Name:	J. Kevin Willis
	Title:	Senior Vice President and Chief Financial Officer

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